As filed with the United States Securities and Exchange Commission on July 29, 2003.

Registration No. 333-103232

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

Piccadilly Cafeterias, Inc.
(Exact name of registrant as specified in its charter)

__________________
Louisiana (State or other jurisdiction of incorporation or organization)	72-0604977 (I.R.S. Employer Identification No.)

3232 Sherwood Forest Blvd.

Baton Rouge, Louisiana 70816

(225) 296-8300

(Address, including zip code, and telephone number

including area code, of registrant's principal executive office)

__________________

PICCADILLY CAFETERIAS, INC.

DIRECTORS STOCK PLAN

(Full title of the Plan)

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John G. McGregor
Interim Chief Executive Officer
Piccadilly Cafeterias, Inc.
3232 Sherwood Forest Blvd.
Baton Rouge, LA 70816
(225) 296-8300
 (Name, address, including zip code,
and telephone number, including
area code, of agent for service)	COPY TO Margaret F. Murphy Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 51st Floor 201 St. Charles Avenue New Orleans, Louisiana 70170

DEREGISTRATION

            Pursuant to Item 512(a)(3) of Regulation S-K, and in accordance with the undertakings contained in Part II of this Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement that remain unissued as of the date hereof. This Registration Statement registered 250,000 shares of common stock, no par value, of Piccadilly Cafeterias, Inc. under the Piccadilly Cafeterias, Inc. Directors Stock Plan (the "Plan"). The Plan was terminated by the Company's Board of Directors on June 23, 2003. As of the date hereof, 29,414 shares of Piccadilly common stock have been issued under the Plan. The Registrant hereby removes from registration 220,586 shares of common stock registered pursuant to this Registration Statement.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on July 29, 2003.

PICCADILLY CAFETERIAS, INC.
By:	/s/ John G. McGregor
John G. McGregor Interim Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
* Joseph H. Campbell, Jr.		Chairman of the Board	July 29, 2003
/s/ John G. McGregor John G. McGregor		Interim Chief Executive Officer (Principal Executive Officer)	July 29, 2003
/s/ Mark L. Mestayer Mark L. Mestayer		Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 29, 2003
* Robert P. Guyton		Director	July 29, 2003
* Christel C. Slaughter		Director	July 29, 2003
* Dale E. Redman		Director	July 29, 2003
* James F. White, Jr.		Director	July 29, 2003
* James A. Perkins		Director	July 29, 2003
* C. Ray Smith		Director	July 29, 2003
*By:	/s/ Mark L. Mestayer Mark L. Mestayer Attorney-in-Fact		July 29, 2003

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